Exhibit 99.3

Landcadia II Audio Transcript	Transcribed By: FINSIGHT 589 8th Avenue New York, NY 10018

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Preamble
Deal Roadshow

Welcome to the Landcadia II Golden Nugget Online Gaming presentation.  The information discussed today is qualified in its entirety by the Form 8-K that has been filed today by Landcadia II and may be accessed on the SEC’s website, including the exhibits thereto.

Statements we make during this call that are not statements of historical facts constitute forward-looking statements that are subject to risks, uncertainties, and other factors that could cause our actual results to differ from historical results and/or from our forecasts, including those set forth in Landcadia II’s Form 8-K filed today and the exhibits thereto. For more information, please refer to the risks, uncertainties, and other factors discussed in Landcadia II’s SEC filings. All cautionary statements that we make during this call are applicable to any forward-looking statements we make wherever they appear. You should carefully consider the risks, uncertainties, and other factors discussed in Landcadia II’s SEC filings. Do not place undue reliance on forward-looking statements, which we assume no responsibility for updating.

Slide 3
Rich Handler

Hello, I'm Rich Handler, CEO of Jefferies, and proud co-sponsor of Landcadia II. I'm very excited to kick off the roadshow by announcing the merger of Landcadia with Golden Nugget’s Online Gaming business. We have looked at countless deals since the IPO and we have spent our time looking for businesses we understood, with terrific management teams, and attractive long term tailwinds for their business model, as well as an attractive purchase price.

In the midst of all of our work looking for companies, COVID hit and the world changed literally overnight. Now Tilman’s been telling me about his online gaming business for years and he's often bragged about the management team and their market leading position, that was literally built from the ground up.

When you look closer at the company, it is clearly a leader in innovation and customer service. You'll see it’s growing quickly and profitably as industry leading metrics for customer demographics, customer lifetime values, and margins. And the icing on the cake is that this is a business that will be instrumental in a post-COVID world as the US looks to expand online gaming as one of the most important sources of dealing with the realities of post-COVID massive deficits. Golden Nugget Online Gaming is one of the best positioned companies to capitalize on this opportunity and we at Jefferies couldn't be more thrilled to partner with Tilman and bring this great opportunity to the public markets.

Slide 4
Rich Handler

I will now turn this over to my partner Jim Walsh to discuss details of the transaction.

Slide 5
Jim Walsh

Thanks Rich. Hello everyone, this is Jim Walsh, I’m a Vice Chairman at Jefferies. Let me walk you through the transaction. First let me introduce you to Landcadia Holdings II, this is a special purpose acquisition vehicle that was created jointly between Jefferies and Tilman Fertitta’s entities. Tilman Fertitta and our CEO, Rich Handler, are both Co-Chairmen. It has over $300M in cash and we are going to be buying the Golden Nugget Online Gaming business, which is associated with Golden Nugget’s Online Casino operations.

We will be valuing Golden Nugget Online Gaming at $745M, which is approximately 6.1 times estimated 2021 revenue and merge into Landcadia through an up-C structure.

So let’s look at the Sources and Uses. For the sources we have $320M in our trust and will be issuing $314M of equity to the Golden Nugget Parent.

As far as uses. We will be paying a cash consideration to Golden Nugget Parent of $30M. We will be putting $88M on the balance sheet. We will pay down $150M of debt. The fees associated with paydown debt are $24M and additional transaction fees will be $30M.

Slide 6
Jim Walsh

When you look at the Golden Nugget Online Gaming business with its terrific management team, great historical growth, positive cash flows, and great operating metrics, and you look at the 6.1x valuation of 2021 revenues, we believe we are bringing this unique investment opportunity at a significant discount to the two most comparable companies of DraftKings and GAN.

Slide 7
Jim Walsh

If you look at the valuation metrics against a wider group of publicly listed iGaming companies and interactive gaming companies, you see our valuation of 6.1x vs. an average of 8.5x, but more importantly if you look at it adjusted for our revenue growth expectations, it’s coming at a very significant discount to how these companies trade in the public market.

Slide 8
Jim Walsh

Let me introduce you to the management team that will walk you through the presentation. With us today we have Tilman Fertitta, who is Chairman and CEO of Golden Nugget Online Gaming. Thomas Winter who is President, and Mike Harwell who is the CFO.

With that, let me turn it over to Tilman to start the presentation. Tilman.

Tilman Fertitta

Alright thanks Jim. So what I'm going to talk about now is the Golden Nugget, the company, which is really what GNOG came off of, and we're spinning it off of, and this is what helps make it so very successful.

Slide 9

Tilman Fertitta

So let's talk about Golden Nugget for a second everybody knows that the Golden Nugget is an internationally recognized brand and company with approximately $4 billion in revenue in 2019, over 600 restaurants hospitality entertainment of course our gaming properties. What makes us special is there's no other company like this in America that has 5 casinos, aquariums, amusement parks in 40 states basically in 42 international locations. Everybody needs to remember that the Golden Nugget Landry's is gonna have an extreme vested interest in GNOG since it will get a 3% royalty on GNOG’s net gaming revenue. So Golden Nugget is going to continue to do whatever it can do to push them and help them from a revenue standpoint.

Slide 10

Tilman Fertitta

What's unique about us is we are where the people are we have a huge broad national network of locations over 3M Landry’s Select Club members and over 2 and a half million active Golden Nugget 24 Select club members. We have the ability to push anything through with having over 100M customers a year between all of our entities.

Slide 11

Tilman Fertitta

Golden Nugget has been a household name throughout America with all of our presence, our land based properties myself in different aspects of media and sports that I do nationally besides running Landry’s for so long. Also we have the sticks and bricks advantage. We saw it when we opened up Golden Nugget iGaming and we had the Golden Nugget brand and a lot of names you might think they are household names of DraftKings and Betfair but they were not at the time and FanDuel but people knew the Golden Nugget name and that's an advantage that we had. It was just one small advantage but people didn't mind putting their money on deposit with the Golden Nugget because they knew there was a stick and brick to go and get that money if they had to.

Slide 12

Tilman Fertitta

Once again, our databases and our amount of customers from state to state with the 3M Select Club members and we're still adding between 5,500 and 6,000 new customers every single week and 40 percent of our members across brands. Also with the Golden Nugget Select Club still adding over 7,500 a week with the 2.5M active customers. And what's unique about ours that everybody else's doesn't do is one card plays across all our casino properties and you can also take our card and go back to our restaurants and use your card in our restaurant with your comp dollars.

Slide 13

Tilman Fertitta

The Golden Nugget has a strong, strong history of generating returns, you know if you look at Biloxi at 27%, Vegas 17%, Lake Charles 16% and Atlantic City 15%, that's way above average when it comes to capital spent on casinos and of course if you look at our Golden Nugget online gaming 288%, believe me there's no better return of capital in online gaming especially when you have tables and slots more so than even sports.

Slide 14

Tilman Fertitta

Strong management team with myself as Chairman and CEO, Thomas Winter who we brought in as President who really found this company and make it what it is Michael Harwell who's been with Landry’s for many years went off and was with the public company for a few years and is back and Warren Steven who’s one of the best at products and operations. So we have an excellent team at the top plus a huge amount of other people below them which we'll get into.

Slide 15

Tilman Fertitta

When you look at Golden Nugget online gaming this company was run for cash because it was private and we probably didn't grow as quick as we should have as a private company but today going public we're already going into the Pennsylvania and Michigan markets in 2021 and there's so many more opportunities but there's no reason this company can't continue to generate EBITDA, basically every single year unless it's a huge amount of states that we go into at the same time but at that point it'll generate enough dollars in the years to come that we’ll all be really happy.

Slide 16

Tilman Fertitta

Over 15 awards in the last 5 years, there's no doubt that in iGaming in North America Golden Nugget Online Gaming has set itself above everybody else. Usually when you do awards ceremonies they don't give it to the same company every single year, but we have truly been the operator of the year for many years in a row.

Slide 17

Tilman Fertitta

What we love about iGaming of course which is slots and table games is when you look at casino land-based player, 51 percent of all land based casino players are female and 49% are male. In iGaming it's 45 and 55 where online sports males make up 95 percent so you're basically losing half the population when it becomes online sports and not iGaming. This gives us a huge advantage to grow our business and remember I’ll say this again there's a reason that only 5 percent of our casino floor is a sports book and 95 percent of our floor is tables and slot.

Slide 18

Tilman Fertitta

When you look at gaming versus sports betting and player economics, iGaming players place more bets and are 7 times more valuable than sports betting, they play longer and they generate a higher hold for the operator. If you look at the $700 versus the $100 in online sports, don't get me wrong we're going to go into every single market we can with online sports to build our database so if we don't get iGaming at that exact time we're going to still build our database and make money on sports so at that point that when you do have tables and slots online we'll be ready for them and extremely extremely profitable. The runway is so long and the opportunities are going to keep coming up every single year but what's best about this is you get to play from home, you don't have to go in the casino and iGaming customers are so much more valuable.

Slide 19

Tilman Fertitta

As you can see here this is a pandemic proof business model and here we are in late June in Texas and Florida and it's going backwards on us right now. What's funny is we were off a million dollars in our restaurant business and our gaming business yesterday but we had the largest day ever in deposits since we've been at Golden Nugget Online Gaming on the same night that our business was off a million dollars, which is kind of interesting. But as you can see our Golden Nugget online gaming was a plus 55 percent since this has happened, New Jersey iGaming is up 40%, so once again it still shows even though we're growing we're still growing better than everybody else. If you look at what we were going to do in EBITDA, before we were gonna do $20 to $21 and now we're gonna do $24 to $26 and we could even do $30 if we wanted but we're investing to buy more customers ourselves in the fourth quarter and even more so we're going to spend $2 million plus just to buy sports marketing to increase our players in the fourth quarter.

Slide 21
Tilman Fertitta

What's great about Golden Nugget Online Gaming is we’re innovative, we spend less than anyone else and that's what makes us an innovator and also so innovative. We're on track to deliver $95M in gross gaming revenue and around $24M minimum of EBITDA in 2020. We're truly cutting edge, we’re the first to launch in-house live dealer, we're the first to launch branded slot, Golden Nugget Video Slots, and successful bet new game categories, Steppers and Megaways. We’ll continue to be the most innovative of any of the iGaming companies out there.

Slide 22
Thomas Winter

Thank you Tilman. And so you can just say we've achieved pretty steady growth and to achieve 13% market share last year in New Jersey but it was also profitable growth with a 30% EBITDA margin.  And how we did that was with combination of the brand, execution capabilities, and innovation. And all these capabilities, we'll be able to leverage them in other states starting with Pennsylvania and Michigan.

Slide 23
Thomas Winter

We’ve enjoyed steady growth over the past 7 years averaging 50% per year and the current pandemic has further accelerated that growth. And we are expecting this impact to be long lasting thanks to the incremental players acquired during the stay at home period.

Slide 24
Tilman Fertitta

So let's talk about the huge US iGaming opportunity for Golden Nugget Online Gaming. When you look at where we are today in just New Jersey, it's an $800M iGaming market. Just a few years ago everyone thought it was going to be a $500M iGaming market. Our immediate opportunities in Pennsylvania and Michigan are expected to be $2.5B dollars with New Jersey. And then you look at the future opportunities, we think it'll be $22 billion. As the millennials continue to grow and they continue to do everything with their phone, it's really unlimited where this could truly go because the old customer and the old dinosaurs, they're not into this but all these young people are.

Let's talk about what it takes to get into Pennsylvania. We’ll spend $8M to get into Pennsylvania and we’ll lose approximately $15M in the first two years so our outreach in cash will be $23M. In Michigan it'll take approximately $4M to get in and then we'll lose $13M, so $17M. So why are we going public? Just there you're gonna lose $40M in the first two years okay, but you gotta remember we're also going to be generating $25M - $30M. So our cash run is really good even losing these kind of dollars, but that's why you've got to go public at this point or take an equity partner because there's so much opportunity out there. As you can see what we've done with New Jersey it's amazing what will be generating in Pennsylvania and Michigan, just three states in years to come.

Slide 25
Thomas Winter

Okay, so Tilman just mentioned a $22B opportunity, how do we get there? First way to look at it is to look at land based gaming across commercial casinos and tribal casinos. Today this is about $75B. If you apply a 30% penetration to that which is what we see in New Jersey, you would end up with $22B. Another way to look at that is to look at this year, in New Jersey, we think that the market is trending to about $780M gross gaming revenue for iGaming and New Jersey happens to account for approximately 3.4% of the U. S. household income and if you apply that to the full U.S. then you get to the $22B.

Slide 26
Thomas Winter

So this $22B are, a matter of fact, coming from two different player segments. The first, the core segment, is what we call “Pure Casino.” “Pure Casino” is made of players who sign up online and then will play casino games, either slots/table games right away. A new segment was added two years ago with sports betting legalization. Which is coming from sports betting players who also want to play casino games. So if you look at a more mature market like the UK, “Pure Casino” accounts for about 55% of the total iGaming while sports betting companies account for about 45%. Apply that to the US, that will be about $12B for “Pure Casino” and $10B for Sports Betting casino.

Slide 27
Thomas Winter

So what about New Jersey? In New Jersey, Golden Nugget has about 18% of the “Pure Casino” market which accounts this year for about 2/3 of the total iGaming market. Moving forward, as a public company, we’ll start going after the second segment – the sports led segment. We’ll start in Q4, spending marketing dollars to reach out to sports players who don’t necessarily see themselves as casino players, but who we know will cross sell to iGaming.

Slide 28
Thomas Winter

So what about our competitive landscape now in New Jersey? It's interesting to see that last year the top 5 operators accounted for 63% of the total market and we believe that it's going to be the poster child for what we’re going to see in other markets. So we expect that the top 6 or 7 operators will keep capturing about 70-75% market share and we intend to be part of these leading operators.

Slide 30
Mike Harwell

Thanks Thomas. When we look at the New Jersey market which is very mature, and you look at iGaming verses online sports betting revenue there's a significant disparity. In 2019 it was almost double at $462M versus $244M. We think the reason for this is a demographic difference in our players and the value of our players and we expect this trend to continue. We expect to see this also in new markets that we enter into.

Slide 31
Mike Harwell

If you look at iGaming as a percent of land-based casino revenue, there was already strong growth between 2016 and 2019 when it tripled but obviously the pandemic has greatly accelerated this shift. We just basically commenced the largest work from home experiment ever conducted and the way people use technology to do their jobs to interact with people, conduct business, consume entertainment has changed. We expect a lot of these changes to stick and we expect to retain many of the players that we acquired during this period. We expect this percentage to be above 30% on a go forward basis.

Slide 32
Mike Harwell

If you look at how many states are live right now on iGaming you've got New Jersey Pennsylvania and Delaware that's compared to 10 states that are live on online sports betting. The market opportunity is almost double in the 3 states. We're not the only ones to notice this and there's more and more US states that have signaled their intention to explore iGaming. Now more than ever, they need something to shore up their budgets and this is pandemic proof. Back to Thomas.

Slide 34
Thomas Winter

So what makes us different? First, we have a very strong return on investment and by targeting the most valuable online casino players, we are able to reduce our advertising spend as a percentage of revenues which in turn will increase our EBITDA margin as you can see on this graph.

Slide 35
Thomas Winter

So, this chart shows the continuous increase in the average revenue per user and that is because the offer and also the user experience improves and also because we are coming up with more sophisticated marketing especially towards VIPs and important to know that we will benefit from this experience and that better offer from day 1 in Michigan and Pennsylvania.

Slide 36
Thomas Winter

And if you combine the increasing average revenue per user to improved retention of players then you end up with market leading lifetime value. The lifetime value is the amount a player will spend in gross gaming revenue over a period of time. After 7 years, a Golden Nugget player will have generated $7,700 of gross gaming revenue and this is about 3 times higher than what DraftKings estimates to be their lifetime value in New Jersey across sports betting and online gaming.

Slide 37
Thomas Winter

So how do we get differentiation in this market? First way to do that is through innovation. In 2016, we were the first one to launch Live Dealer and to build our own studio and operate that studio and we didn’t stop there. We added new games every single year and the result of that is that today Live Dealer accounts for 15-20% of our revenues every month.

Slide 38
Thomas Winter

The second way to get differentiation is through exclusivity, here exclusive games. They enhance our brand equity and they maximize our share of wallet among more valuable players. And actually in the next 12 months, we are planning to add 80 more games that will be exclusive to us for a period of time.

Slide 39
Thomas Winter

And the last way to get differentiation is of course with the user experience and part of that user experience comes from customer service and when it comes to customer service we have a 96% satisfaction rating which is critical for VIP retention.

Slide 41
Mike Harwell

When you look at the historical year over year performance, it's really strong. Revenue almost doubled between 2017 and 2019, and EBITDA tripled. If you look at the first 4 months of 2020 versus the first 4 months of 2019, revenues are up 50%, EBITDA is up 70%. The numbers are in for May and revenues up 57%. We expect to do $95M for the full year in revenue and $24M to $25M in EBITDA which includes a $2M investment we're making in sports betting. We had strong growth, but it was controlled growth so as not to outpace our cash flow and the leverage and EBITDA we achieved shows the value of player retention in the long-term value of our players.

Slide 42
Thomas Winter

So what's next? Short term full focus on New Jersey, Pennsylvania and Michigan. In New Jersey we will be accelerating our marketing spend and that would apply to pure casino marketing spend where we will increase our investment by about 50% but also we go after sports players and cross-sell them to iGaming. And we are very excited to start expanding to new states and that will start with Pennsylvania and Michigan. So in Pennsylvania we were pre-approved for licensing. The process is ongoing, and we plan to go live at the end of this year or early next. In Michigan we've signed an agreement with a tribal casino, and we will be operating both sports betting and iGaming which we expect to start in January 2021. And interestingly in both these states we will be spending in advertising during the first year as much as we have spent in New Jersey the first 3 years. That should lead us to ramp up our revenues much quicker than what we did in New Jersey 7 years ago.

Slide 43
Thomas Winter

And then beyond the 3 states we see a massive opportunity with more states regulating online gaming in the years to come. So in 2021 across the 3 states we plan to be at $122M in net revenues but if we look at 2025 we believe it could be as much as $635M with most of this revenue coming from states that will start regulating from 2022 onwards.

Slide 44
Thomas Winter

What will be the impact of these new states on our contribution profits. Just like it was a case in New Jersey where we lost money the first 2 years as we were building our player database and then broke even in year 3 and started to make money after that, we believe that's going to be the same in each and every state and this is what happens to any online gaming or sports betting operator pretty much everywhere in the world. So in 2021 and 2022, we'll have that negative impact to our contribution profits and as soon as 2023 we'll go back to growing our contribution profits in these 3 states and as we launch in any other states, it should be the same pattern.

Slide 45
Tilman Fertitta

So as you can see after hearing from Mike and Thomas I mean we're just primed to be the best iGaming company in America. Also we’ll be very strong in sports but we're in the iGaming business. That's where the money is, that’s where the customers’ more valuable and that's where the big money is going to be made going forward and where you're going to generate lots of EBITDA. Remember, I'm an EBITDA focused guy okay. We're not going to be going back to the market continuously trying to raise equity diluting our shareholders to raise money and dilute you all because we're going to generate a lot of cash flow. You see our organization. It’s very deep. We've been doing this together now we don't have any new hired-in people. This team has been around each other and has known each other for a long time and we're truly truly excited about this. For me to want to spin this off out of Golden Nugget / Landry’s is only because of the unbelievable opportunity that I see. So, we look forward to hearing from all of you and whatever we can do we're all available. So, thank you very much for listening to us today.